Exhibit 32.1

The ODP Corporation

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K (the “Report”) of The ODP Corporation (the “Company”) for the fiscal year ended December 25, 2021 as filed with the U.S. Securities and Exchange Commission on the date hereof, Gerry P. Smith, as Chief Executive Officer of the Company, and D. Anthony Scaglione, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to each officer’s knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GERRY P. SMITH
Name:	Gerry P. Smith
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	February 23, 2022

/s/ D. ANTHONY SCAGLIONE
Name:	D. Anthony Scaglione
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	February 23, 2022

A signed original of this certification required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the U.S. Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).